Wilder Construction Company to Become Wholly Owned Subsidiary of Granite
                                  Construction

      WATSONVILLE, Calif., Nov. 15 /PRNewswire-FirstCall/ -- Granite Construction Incorporated (NYSE: GVA) today announced that the minority employee-shareholders of Wilder Construction Company have approved the sale of their shares to Granite. Wilder is a Pacific Northwest-based heavy civil construction company in which Granite currently holds (through a subsidiary) a 76.8% interest. Under the terms of the agreement, the minority shares of Wilder will be acquired for approximately $28 million in cash.

      "We are extremely pleased to announce this transaction. Wilder is a very well-managed company with a high quality team of people. We are proud of the relationship we have built with Wilder over the last eight years and are excited about the long-term opportunities this merger creates for both companies," said William G. Dorey, Granite President and Chief Executive Officer. "With a strong regional presence in Washington and Alaska, Wilder fits strategically within our geographic expansion plans. This merger, in conjunction with our acquisition of Superior early this year, is an example of how we intend to expand our vertically integrated business and advance our strategy of pursuing disciplined growth in Granite West."

      These Wilder shares were subject to certain mandatory redemption provisions and the estimated redemption liability has been recorded as a long-term liability in Granite's consolidated financial statements. For accounting purposes, the excess of the amount to be paid for these minority shares over the recorded liability will be recorded as a one-time charge of approximately $8.0 million, or $0.20 per diluted share. This charge will be recorded in the fourth quarter - the quarter in which the minority employee-shareholder approval condition was met and the close of the transaction is anticipated to occur. The Company's fiscal 2007 earnings guidance provided in its third quarter financial earnings release dated October 24, 2007 did not reflect this non-recurring charge.

      After the merger becomes effective in early 2008, Wilder will become a wholly owned subsidiary of Granite Construction Company and its operations will function as two separate branches, the Northwest Washington Branch and the Alaska Branch. In addition, Wilder's Washington assets will be contributed to Granite Northwest (a wholly owned subsidiary of Granite Construction Company) and the Alaska operations will be merged into Granite Construction Company.

      About Wilder

      Founded in 1911, Wilder Construction Company is a heavy civil construction company and construction materials producer with regional offices located in Washington and Alaska. The company has annual revenues of approximately $250 million. Wilder employs approximately 900 salaried and hourly people throughout the Pacific Northwest and Alaska. The Company's corporate office is located in Everett, Washington.

      About Granite

      Granite Construction Incorporated is a member of the S&P 400 Midcap Index, the Domini 400 Social Index and the Russell 2000. Granite Construction Company, a wholly owned subsidiary, is one of the nation's largest diversified heavy civil contractors and construction materials producers. Granite Construction Company serves public and private sector clients through its offices and subsidiaries nationwide. For the 4th straight year, Granite was named to FORTUNE'S List of 100 Best Companies to Work For. For more information about Granite, please visit their website at www.graniteconstruction.com.

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      Forward-Looking Statements

      This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represents our management's beliefs and assumptions concerning future events such as statements related to the potential benefits of the Wilder merger.

      All such forward-looking statements are subject to risks and uncertainties that could cause actual results of operations and financial condition and other events, as well as the timing thereof, to differ materially from those expressed or implied in such forward-looking statements. Specific risk factors include, without limitation, changes in the composition of applicable federal and state legislation appropriation committees; federal and state appropriation changes for infrastructure spending; the general state of the economy; job productivity; accuracy of project estimates; weather conditions; competition and pricing pressures; and state referendums and initiatives. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. You should also understand that many important factors in addition to those discussed, referred to or incorporated by reference in this press release, could cause our results to differ materially from those expressed in the forward-looking statements. In light of these risks and uncertainties, it is important to be aware that the forward-looking events discussed in this release may not occur. We undertake no obligation to revise or update publicly any forward-looking statements to conform the statement to actual results or changes in the Company's expectations.

      For further information regarding risks and uncertainties associated with Granite's business, please refer to the "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "Risk Factors" sections of Granite's SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Granite's investor relations department at (831) 724-1011 or at Granite's website at www.graniteconstruction.com.